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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
First Mississippi Corporation:

We consent to the use of our report included herein on the consolidated balance sheets of ChemFirst Inc. as of June 30, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.

                                      KPMG PEAT MARWICK LLP
Jackson, Mississippi
November 14, 1996